Exhibit 99.1

FOR IMMEDIATE RELEASE- January 22, 2014

FLEXSHOPPER ANNOUNCES THE LAUNCH OF ITS LEASE TO OWN (LTO) BUSINESS AND DIGITAL STRATEGY
INCLUDING AN LTO ONLINE MARKETPLACE AND ONLINE PAYMENT METHOD

FlexShopper, Inc. (OTCQB: FPAY) has launched the first of three key strategic sales channels to expand and migrate the lease to own industry (“LTO”) into the digital age.  The Company has completed the development and tested its “LTO Engine” in live stores. The LTO Engine is the Company’s proprietary technology that automates the process of consumers receiving spending limits and entering into leases for durable goods within a few minutes. The LTO engine is the basis for FlexShopper’s primary sales channels which are expected to include 1) serving as the financial and technology partner for thousands of durable goods retailers and etailers 2) selling directly to consumers via the online FlexShopper LTO Marketplace featuring hundreds of thousands of durable goods and 3) utilizing FlexShopper’s patent pending LTO payment method at check out which FlexShopper is positioning as the payment option of choice for millions of consumers without sufficient cash or credit.

Morry Rubin, FlexShopper’s CEO stated, “Now that the LTO Engine is complete and working as designed, we anticipate rolling out our online LTO Marketplace and LTO payment method in this first quarter. Retailers and etailers that sell furniture, electronics, computers, appliances and other durable goods and partner with FlexShopper will have three channels to increase their sales: in the store, online and on our marketplace. FlexShopper enables merchants to sell to more than 50 million consumers that don’t have sufficient credit or cash to buy from them. In addition, there’s no risk to the merchant because FlexShopper pays the merchant. The consumer wins also because they can ultimately shop online for what they want, where they want. ”

Mr. Rubin added, “We believe there is significant opportunity to expand the LTO industry online and into mainstream retail and etail.”  The LTO industry currently serves approximately 6 million consumers annually, generating approximately $8.5 billion in sales primarily through approximately 10,000 LTO brick and mortar stores.

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (OTC:FPAY) is a financial and technology company that provides the technology for retailers and etailers to enter into lease to own (LTO) transactions with consumers that want to obtain durable goods, but do not have sufficient cash or credit. FlexShopper also funds the LTO transactions by paying merchants for the goods and collecting from consumers under an LTO contract.

Payment Method: The Company has also developed patent pending LTO payment method technology that automates LTO transactions at check out on e-commerce sites.

Online LTO Marketplace: The Company also plans to launch its online LTO Marketplace in the first quarter of 2014.

Management believes that the introduction of FlexShopper's LTO programs support broad untapped expansion opportunities within the U.S. consumer e-commerce and retail marketplaces. FlexShopper and its online LTO products will provide consumers the ability to acquire durable goods, including electronics, computers and furniture, on an affordable payment, lease basis. Concurrently, etailers and retailers that work with FlexShopper may substantially increase their sales by utilizing FlexShopper's online channels to connect with consumers that want to acquire products on an LTO basis.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.   Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports of Form 10-Q.  We urge you to consider those risks and uncertainties in evaluating our forward-looking statements.  We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
FlexShopper, Inc.

Morry F. Rubin
Co-Chairman & CEO
561-353-1349
Morry.Rubin@flexshopper.com

Brad Bernstein, CPA
President & CFO
561-367-1504
Brad.Bernstein@flexshopper.com